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                         [KIRKLAND & ELLIS LETTERHEAD]

                                                                     Exhibit 8.1

                                  May 22, 2001



Kellogg Company
One Kellogg Square
P. O. Box 3599
Battle Creek, MI  49016-3599

         Re:      Registration Statement on Form S-4, Registration No. 333-
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  We are issuing this opinion letter in our capacity as special legal counsel to Kellogg Company, a Delaware corporation (the "Company"), in connection with the proposed offer by the Company (the "Exchange Offer") to exchange $1,000,000,000 in aggregate principal amount of the Company's 5.50% Notes due 2003, $1,000,000,000 in aggregate principal amount of the 6.00% Notes due 2006, $1,500,000,000 in aggregate principal amount of the Company's 6.60% Notes due 2011 and $1,100,000,000 in aggregate principal amount of the Company's 7.45% Debentures due 2031 (collectively, the "New Securities") for and in replacement of the Company's outstanding $1,000,000,000 in aggregate principal amount of the Company's 5.50% Notes due 2003, $1,000,000,000 in aggregate principal amount of the Company's 6.00% Notes due 2006, $1,500,000,000 in aggregate principal amount of the Company's 6.60% Notes due 2011 and $1,100,000,000 in aggregate principal amount of the Company's 7.45% Debentures due 2031 (collectively, the "Outstanding Securities"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-_____) to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

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Kellogg Company
May 22, 2001
Page 2

                  You have requested our opinion as to certain United States federal income tax consequences of the Exchange Offer. In preparing our opinion, we have reviewed and relied upon the Company's Registration Statement and such other documents as we have deemed necessary.

                  On the basis of the foregoing, it is our opinion that the exchange of the Outstanding Securities for the New Securities of the same series pursuant to the Exchange Offer will not be treated as a taxable "exchange" for United States federal income tax purposes because the New Securities do not differ materially in kind or extent from the Outstanding Securities. The New Securities received by a holder of Outstanding Securities of the same series will be treated as a continuation of the Outstanding Securities in the hands of such holder and, as a result, there will be no federal income tax consequences to such holder as a result of such holder's exchange of Outstanding Securities for New Securities of the same series.

                  The opinion set forth above is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements, existing judicial decisions and other applicable authorities. No tax ruling has been sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, an opinion of counsel is not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or by a court. We express no opinion concerning any tax consequences of the Exchange Offer except as expressly set forth above.

                  We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "United States Federal Income Tax Consequences." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                                     Sincerely,

                                                     /s/ KIRKLAND & ELLIS

                                                     Kirkland & Ellis